Exhibit 10(c)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 333-119611 of ML of New York Variable Annuity Separate Account A of Form N-4 of our report on ML Life Insurance Company of New York dated March 2, 2007, appearing in the Statement of Additional Information and incorporated by reference in the Prospectus, which are a part of such Registration Statement, and to the reference to us under the heading “Experts” in the Prospectus.
New York , New York
April 27, 2009